                                                                     EXHIBIT 5.1

November 30, 2002

Securities and Exchange Commission
450 Fifth Street N.W.

Washington, D.C.  20549

Re:  NOVA CHEMICALS CORPORATION-REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issuance of up to 3,000,000 common shares ("Common Shares") of NOVA Chemicals Corporation, a company incorporated under the laws of the province of Alberta, Canada (the "Company"), pursuant to the NOVA Chemicals Corporation Employee Savings and Profit Sharing Plan for Canadian Employees, the NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan for U.S. Employees, the NOVA Chemicals Inc.
U. S. Savings and Profit Sharing Restoration Plan, the NOVA Chemicals Inc. Capital Accumulation Plan, the NOVA Chemicals Corporation Director Share Purchase Plan, the NOVA Chemicals Corporation Deferred Share Unit Plan for
Key Employees, the NOVA Chemicals Corporation Deferred Share Unit Plan for
U.S. Key Employees, and the NOVA Chemicals Corporation Deferred Share Unit
Plan for Non-Employee Directors (collectively, the "Plans").

     I have examined such instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

     Based on such examination, I am of the opinion that the 3,000,000 Common Shares to be issued by the Company pursuant to the Plans are validly authorized shares of Common Shares, and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                       Yours truly,

                                       /s/ Jack S. Mustoe

                                       Jack S. Mustoe, Esq.
                                       Senior Vice President & General Counsel
                                       NOVA Chemicals Corporation